                                                                     EXHIBIT 5.1

                                January 3, 1997



Bank of America National Association
555 California Street
San Francisco, California  94104


                 RE:      BA MASTER CREDIT CARD TRUST
                          REGISTRATION STATEMENT ON FORM S-3
                          --------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Bank of America National Association (the "Transferor"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Asset Backed Certificates (collectively, the "Certificates"), each such Series representing an undivided interest in the BA Master Credit Card Trust (the "Trust"). Each Series of Certificates will be issued pursuant to the Pooling and Servicing Agreement, (the "Pooling and Servicing Agreement"), between the Transferor and First Bank National Association (the "Trustee").

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that when the issuance of each Series of the Certificates has been

Bank of America National Association
January 3, 1997
Page 2



duly authorized by appropriate corporate action and the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Certificates will be legally issued, fully paid, non-assessable and binding obligations of the Trust created by the related Pooling and Servicing Agreement, and the holders of the Certificates of such Series will be entitled to the benefits of such Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                       Very truly yours,


                                       /s/ ORRICK, HERRINGTON & SUTCLIFFE, LLP
                                       ----------------------------------------
                                           ORRICK, HERRINGTON & SUTCLIFFE, LLP